BDO Seidman LLP              285 Peachtree Center Avenue, Suite 800
Accountants and Consultants  Atlanta, Georgia  30303-1230
                             Telephone:  (404) 688-6841
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                                       EXHIBIT 23(b)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Interface, Inc.
Atlanta, Georgia


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Company's Registration Statement on Form S-8 of our reports dated February 20, 1997, relating to the consolidated financial statements and schedule of Interface, Inc., appearing in the Company's Form 10-K for the year ended December 29, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                  /s/ BDO SEIDMAN LLP


Atlanta, Georgia
October 23, 1997